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                                                                     EXHIBIT 5.1

                                November 5, 1999

iVillage Inc.
212 Fifth Avenue
New York, New York 10010

         Re: Registration Statement on Form S-8 - iVillage Inc. Family Point Inc. Stock Option Plan

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance, pursuant to the iVillage Inc. Family Point Inc. Stock Option Plan (the "Plan"), of up to 91,402 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of iVillage Inc., a Delaware corporation (the "Company").

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the Shares of Common Stock issuable by the Company pursuant to the Plan, when issued in accordance with the provisions of the Plan and the stock option agreements entered into thereunder and in the manner referred to in the Prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Delaware, and our opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Delaware.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP



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